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EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88543, 333-95713, 333-35738, 333-44768, 333-61218, 333-63900 and 333-67730) and Form S-3 (No. 333-62724) of Silicon Image, Inc. of our report dated January 24, 2002, except as to Note 11, which is as of February 26, 2002, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 28, 2002

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT ACCOUNTANTS